Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members

Prime Table Games, LLC and Prime Table Games UK

Las Vegas, Nevada

We have audited the accompanying combined balance sheets of Prime Table Games, LLC and Prime Table Games UK, as of December 31, 2010 and 2009, and the related combined statements of operations, members’ equity and comprehensive income, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Prime Table Games, LLC and Prime Table Games UK as of December 31, 2010 and 2009, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC

Bingham Farms, Michigan

August 2, 2012

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PRIME TABLE GAMES

COMBINED BALANCE SHEETS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

ASSETS	2010	2009
Current Assets
Cash	$8,770,956	$1,506,500
Accounts receivable, net allowance of $0 and $0	617,300	676,385
Total Current Assets	9,388,256	2,182,885

Property and Equipment, net	6,145	18,329

Other Assets
Intangible assets, net	512,440	392,832
Total Other Assets	512,440	392,832

TOTAL ASSETS	$9,906,841	$2,594,046

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$141,895	$32,814
VAT Payable	117,360	93,467
Total Current Liabilities	259,255	126,281

TOTAL LIABILITIES	259,255	126,281

MEMBERS’ EQUITY, NET	9,647,586	2,467,765

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$9,906,841	$2,594,046

The accompanying notes are an integral part of the financial statements.

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PRIME TABLE GAMES

COMBINED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009

Gross revenues	$2,630,495	$2,265,585
Operating expenses	891,106	552,681
Income from operations	1,739,389	1,712,904
Other income (expense)	6,995,359	—
Income before income taxes	8,734,748	1,712,904
Provision for income taxes	—	—
Net income	$8,734,748	$1,712,904

The accompanying notes are an integral part of the financial statements.

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PRIME TABLE GAMES

COMBINED STATEMENTS OF MEMBERS’ EQUITY

AND COMPREHENSIVE INCOME

AS OF DECEMBER 31, 2010 AND 2009

		Accumulated
	Members’ Equity, net	Other Comprehensive Income	Total Members’ Equity

Beginning balance, January 1, 2009	$1,283,638	$—	$1,283,638

Contributions	12,372	—	12,372

Distributions	(644,560)	—	(644,560)

Foreign currency translation	—	103,411	103,411

Net income	1,712,904	—	1,712,904

Balance, December 31, 2009	2,364,354	103,411	2,467,765

Distributions	(1,537,776)	—	(1,537,776)

Foreign currency translation	—	(17,151)	(17,151)

Net income	8,734,748	—	8,734,748

Balance, December 31, 2010	$9,561,326	$86,260	$9,647,586

The accompanying notes are an integral part of the financial statements.

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PRIME TABLE GAMES

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009
Cash Flows from Operating Activities:
Net income for the period	$8,734,748	$1,712,904
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation expense	12,184	14,880
Amortization expense	16,677	9,386
Changes in Assets and Liabilities
(Increase) decrease in accounts receivable	59,085	(71,686)
Increase (decrease) in accounts payable	109,081	(105,276)
Increase (decrease) in VAT payable	23,893	(4,226)
Net Cash Provided by Operating Activities	8,955,668	1,555,982

Cash Flows from Investing Activities:
Acquisition of fixed assets	—	(19,083)
Acquisition of intellectual property	(136,285)	(245,959)
Net Cash Used in Investing Activities	(136,285)	(265,042)

Cash Flows from Financing Activities:
Proceeds received for equity contributions	—	12,372
Payments for equity distributions	(1,537,776)	(644,560)
Net Cash Used in Financing Activities	(1,537,776)	(632,188)

Exchange Rate Effect on Cash	(17,151)	103,411

Net Increase in Cash and Cash Equivalents	7,264,456	762,163
Cash and Cash Equivalents – Beginning of Period	1,506,500	744,337
Cash and Cash Equivalents – End of Period	$8,770,956	$1,506,500

The accompanying notes are an integral part of the financial statements.

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Notes to Combined Financial Statements

December 31, 2010 and 2009

Note 1 – Nature of Operations

Prime Table Games, LLC (“PTGUSA”) is a Nevada limited liability company organized on June 6, 2000, headquartered in Las Vegas, Nevada. Prime Table Games UK (“PTGUK”) is a United Kingdom partnership organized on September 30, 2003, headquartered in Derbyshire, United Kingdom.

PTGUSA and PTGUK (collectively “Prime Table Games” or “PTG”) design, manufacture and market casino based table games based in various gaming establishments in the United States, the United Kingdom and the Caribbean. Popular table games include 21+3, Two-Way Hold’em and Three Card Poker. The game concepts and the intellectual property associated with these games are typically protected by patents, trademarks and/or copyrights. PTG markets its products and licenses intellectual property via its own sales force to casinos and cruise ships worldwide. Revenues come primarily from recurring royalties received from clients for the licensing of game content and other fees paid based upon the activity of such games.

On December 21, 2010, PTG entered into a license and release agreement with Shuffle Master, Inc. to settle existing litigation between the parties and to sell intellectual property licenses. Total consideration paid by Shuffle Master, Inc. was $5.5 million.

On December 21, 2010, PTG also entered into a remote gambling intellectual property transfer agreement in which PTG sold licenses to the Three Card Poker Internet rights in the British Isles for $1.5 million. The Internet rights include Internet gambling and gambling via cell phones, in addition to certain social media uses such as play-for-fun applications on the internet.

On October 4, 2011, PTG executed an asset purchase agreement with Galaxy Gaming, Inc. Under the terms of the asset purchase agreement, Galaxy Gaming, Inc. acquired over 20 different table games, including 21+3, Two-way Hold’em and Three Card Poker (Three Card Poker rights are limited to the British Isles). See Note 7.

Note 2 – Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding PTG’s financial statements. The financial statements and notes are representations of PTG’s management team, who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied to the preparation of the financial statements.

Basis of accounting. The financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America. Revenues are recognized as income when earned and expenses are recognized when they are incurred. PTG does not have significant categories of cost as income is recurring with high margins. Expenses such as wages, consulting expenses, legal, regulatory and professional fees, and rent are recorded when the expense is incurred.

Cash. Cash on hand and cash in banks are considered cash and cash equivalents. PTG maintains cash balances that occasionally exceeds federally insured limits; however, PTG has incurred no losses on such accounts.

Fair value of financial instruments. The fair value of cash, accounts receivable, accounts payable and VAT payable approximates the carrying amount of these financial instruments due to their short-term nature.

Property and equipment. Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the assets’ estimated useful lives. Office equipment is depreciated over their estimated useful lives of 5 to 7 years. The automobile is depreciated over its estimated useful life of 5 years.

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Intangible assets. These intangible assets have finite lives and are being amortized using the straight-line method over their economic useful lives of thirty years. The intangible assets are analyzed for potential impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable.

Impairment of long-lived assets. PTG continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, PTG assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, PTG recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Revenue recognition. Gross revenue is primarily derived from the licensing of products and intellectual property. Consistent with PTG’s strategy, revenue is generated from negotiated recurring license and activity based fees for table game content.

Substantially all revenue is recognized when it is earned. Clients may be invoiced monthly or quarterly in arrears for content fees and for activity based items. The monthly and quarterly recurring invoices are based on executed agreements with each client. Total revenue from recurring royalties for the licensing of game content was $2,576,452 and $2,217,637 for the years ended December 31, 2010 and 2009, respectively. Total revenue based upon activity based fees of internet content was $54,043 and $47,948 for the years ended December 31, 2010 and 2009, respectively.

Fair market value of financial instruments. ASC 820, Fair Value Measurements and Disclosures, establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The guidance describes three levels of inputs that may be used to measure fair value:

Level 1 – Valuation based on quoted market prices in active markets for identical assets or liabilities.

Level 2 – Valuation based on quoted market prices for similar assets and liabilities in active markets.

Level 3 – Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of each fiscal year end. The carrying amount reporting in the balance sheet for cash, accounts receivable, accounts payable, VAT payable and other assets approximates fair market value due to the immediate or short-term maturity of these financial instruments.

Income taxes. PTGUSA and PTGUK are taxed as partnerships in their respective jurisdictions and are accordingly, not subject to income tax. Income or loss from PTGUSA and PTGUK flow directly to the owners and is taxed at the individual level.

PTG files income tax returns under U.S. federal and the State of Nevada jurisdictions. PTG’s federal partnership income tax returns for tax years 2007 and beyond remain subject to examination by the Internal Revenue Service.

PTG did not have unrecognized tax benefits as of December 31, 2010 and does not expect this to change significantly over the next 12 months. As of December 31, 2010, PTG has not accrued interest or penalties related to uncertain tax positions.

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Concentrations of credit risk. PTG’s financial instruments which have potential concentrations of credit risk include cash and cash equivalents and accounts receivable. PTG occasionally maintains cash balances that exceed federally insured limits; however, there have been no losses on such accounts. Accounts receivable have concentration of credit risk because they all relate to clients in the gaming industry. Clients are generally granted credit terms for a period of 30 to 90 days or may be granted extended credit terms, with interest at prevailing rates.

New accounting pronouncements. The FASB and other entities issued new or modifications to, or interpretations of, existing accounting guidance for the period ended December 31, 2010. PTG carefully considered the new pronouncements that altered generally accepted accounting principles and, other than as disclosed in these notes to the financial statements, does not believe that any other new or modified principles will have a material impact on PTG’s reported financial position or operations in the near term.

Use of estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions have been made in determining the depreciable lives of such assets. No allowance for doubtful accounts receivable was deemed necessary. Actual results could differ from those estimates.

Subsequent events. PTG has evaluated events and transactions occurring subsequent to December 31, 2010 as of August 2, 2012, which is the date the financial statements were available to be issued. Subsequent events occurring after August 2, 2012 have not been evaluated by management. No material events have occurred since December 31, 2010 that require recognition or disclosure in the financial statements, except as disclosed in Note 7.

Note 3 – Property and Equipment

PTG owned property and equipment, recorded at cost, which consisted of the following at December 31, 2010 and 2009:

	2010	2009
Auto	$51,815	$51,815
Office equipment	29,755	31,586
Subtotal	81,570	83,401
Less: Accumulated depreciation	(75,425)	(65,072)
Property and Equipment, net	$6,145	$18,329

Depreciation expense was $12,184 and $14,880, for the years ended December 31, 2010 and 2009, respectively, and are included in operating expenses on the combined statements of operations.

Note 4 – Intangible Assets

Intangible assets includes patents, patent applications, trademarks, trademark applications and copyrights related to the casino gaming products and related processes, including, but not limited to, video slot and internet games, side bets, design registrations, domain name registrations, inventions and ideas.

These intangible assets have finite lives and are being amortized using the straight-line method over their economic useful lives of thirty years. The intangible assets are analyzed for potential impairment whenever events or changes in circumstances indicate the full carrying value may not be recoverable. These assets are recorded at cost. Amortization expenses for the years ended December 31, 2010 and 2009 were $16,677 and $9,386, respectively and are included in operating expenses on the combined statements of operations.

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Note 5 – Commitments and Contingencies

Litigation. PTG is, from time to time, party to certain litigation that relates to matters arising in the ordinary course of business. Management believes that such litigation will not have a material impact on the financial position or results of operations of PTG.

Shuffle Master, Inc. settlement. PTG was plaintiff to a lawsuit with Shuffle Master, Inc. over violation of certain patents and other matters. In 2010, the litigation with Shuffle Master, Inc. was settled and resulted in a settlement gain of $5.5 million, which has been recorded as other income on the combined statements of operations.

Note 6 – Members’ Equity

PTG had two individuals holding 100% of the membership interests. In 2009, contributions from and distributions to members totaled $12,372 and $644,560, respectively. In 2010, cash distributions to members totaled $1,537,776.

Note 7 – Subsequent Events

Asset purchase agreement with Galaxy Gaming, Inc. Effective October 4, 2011, PTG entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Galaxy Gaming, Inc. (“GGI”), a Nevada corporation. Under the Purchase Agreement, PTG will dispose of substantially all of its assets. The disposition includes the casino table game assets and intellectual property portfolio of PTG’s entities. Included in the disposition are over 20 different table games, including 21+3, Two-way Hold’em and Three Card Poker which are currently played on approximately 500 tables in 200 casinos in the United States, the United Kingdom and in the Caribbean (Three Card Poker rights are limited to the British Isles). The intellectual property portfolio disposed under the Purchase Agreement includes 36 patents, 11 patents pending, 96 worldwide trademark and design registrations and 47 domain name registrations. Besides land-based casino table games, the disposition, which is subject to customary regulatory approvals, includes video slot and internet gaming intellectual property.

The total purchase price for the acquisition is $22,680,000 to be paid as follows:

  $480,000 to be received by the issuance of a total of 2,000,000 shares of common stock to the members of PTG. 1,000,000 shares each shall be issued to Derek Webb and Hannah O’Donnell; and
  $12,200,000 to be received by Prime Table Games, LLC under the terms of a promissory note and security agreement – US; and
  $10,000,000 to be received by Prime Table Games, UK under the terms of a promissory note and security agreement – UK. This note is payable in the form of ₤6,400,000 GBP, reflecting an agreed conversion rate of $1.00 USD = ₤0.64 GBP.

Both of the promissory notes are secured by all of the assets disposed under the Purchase Agreement and both of the promissory notes will bear interest according to the following schedule:

Year	Annual Interest
2011	0%
2012	3%
2013	4%
2014	5%
2015	6%
2016	7%
2017	8%
2018 & beyond	9%
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The promissory note payable in USD requires monthly payments commencing with $100,000 due on or before January 28, 2012. Subsequent payments shall each be due on the 28th day of each month and the payment amount shall increase to $130,000 per month beginning sixteen (16) months after the closing date, $160,000 per month beginning twenty-eight (28) months after the closing date, $190,000 per month beginning forty (40) months after the closing date, and $220,000 beginning fifty-two (52) months after the closing date until fully paid. In the event that future monthly revenue GGI receives from the assets disposed under the agreement are less than 90% of the monthly note payments due then the note payment may, at their option, be adjusted to the higher of $100,000 per month of 90% of the monthly revenue amount. If GGI exercises this payment adjustment election, the note shall not be deemed in default and the interest rate of the note, as depicted in the table above, shall increase an additional 2% above the annual interest rate or until the standard payment schedule resumes.

The promissory note payable in British Sterling requires monthly payments commencing with ₤64,000 (approximately $100,000) due on or before January 28, 2012. Subsequent payments shall each be due on the 28th day of each month and the payment amount shall increase to ₤76,800 (approximately $120,000) per month beginning sixteen (16) months after the closing date, ₤89,600 (approximately $140,000) per month beginning twenty-eight (28) months after the closing date, ₤102,400 (approximately $160,000) per month beginning forty (40) months after the closing date, and ₤115,200 (approximately $180,000) beginning fifty-two (52) months after the closing date until fully paid. In the event that future monthly revenue GGI receives from the assets disposed under the agreement are less than 90% of the monthly note payments due then the note payment may, at their option, be adjusted to the higher of $100,000 per month of 90% of the monthly revenue amount. If GGI exercises this payment adjustment election, the note shall not be deemed in default and the interest rate of the note, as depicted in the table above, shall increase an additional 2% above the annual interest rate or until the standard payment schedule resumes.

GGI may make additional principal payments on the notes at any time without pre-payment penalty. In connection with the Purchase Agreement, the members of PTG have agreed to executive non- competition agreements.

Disposition of Three Card Poker to Shuffle Master, Inc. On December 21, 2010, an agreement was entered into with Shuffle Master, Inc. to dispose of licenses to the “Three Card Poker” internet rights in the British Isles for $1.5 million. The disposed internet rights include internet gambling and gambling via cell phones, in addition to certain social media uses such as play-for-fun applications on the internet.

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